Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

May 12, 2022

Medallion Resources Ltd. (the “Company”) has one subsidiary:

MEDALLION RESEARCH USA, INC., a Delaware Corporation incorporated on February 9, 2021, registered address: 3500 South DuPont Highway, Dover, Delaware 19901